SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21, 2006
---------------------------------
Date of Report
(Date of Earliest Event Reported)

The Fronthaul Group, Inc.
------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	000-13910	95-3931129
---------------	------------	----------------
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2233 Ridge Road, Suite 102, Rockwall, TX 75087
----------------------------------------
(Address of principal executive offices)

972.722.9999
----------------------------------------------------
(Registrant's telephone number, including area code)

N/A
--------------------------------------------------------------
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act

       (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the

       Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the

       Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

       Murrell, Hall, McIntosh & Co., PLLP, the previous independent registered public accounting firm of The Fronthaul Group, Inc. (the "Company") resigned on May 18, 2006 from any audit services to the Company.

Murrell, Hall, McIntosh & Co., PLLP did not perform any audits of the financial statements of the Company during the fiscal years ended June 30, 2004 or 2005.

       On June 15, 2006, the Company executed an engagement letter with David S. Hall, P.C., located at 100 Crescent Court, suite 700, Dallas, Texas 75201, to audit the consolidated financial statements of the Company for its fiscal year ending June 30, 2006, and the related statements of income, stockholders' equity, and cash flows for the year then ending. The Board of Directors approved the appointment of David S. Hall, CPA effective June 16, 2006. During the two most recent fiscal years or any subsequent interim period, the new independent registered public accounting firm had not previously been engaged as either the principal accountant of the Company to audit its financial statements or of any significant subsidiary, nor has the Company consulted with the firm regarding any accounting issue, auditing or financial reporting issue regarding such financial statements or any reportable event prior to June 16, 2006.

Section 9. Financial Statements and Exhibits

       (a) Financial Statements

       None

       (b) Exhibits

       None.

       SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant has duly caused this Form 8-K current report to be signed on its behalf by the undersigned hereunto duly authorized.

June 21, 2006	The Fronthaul Group, Inc.

By: /s/ Michael. D. Alexander
----------------------------------
Michael D. Alexander
Chief Executive Officer